Credit Suisse First Boston
ABSC 2005-HE8
7,933 records
All records

All records
Loan Type	IO Original Term	Prepayment Term	WAC	Margin	Periodic Cap	Maximum Rate	Wtd Avg FICO	Wtd Avg LTV	% of total pool
2/28 ARM	0	0	7.667	5.813	1.492	14.651	614	81.51	16.02
		12	7.445	5.641	1.500	14.445	624	81.79	1.39
		24	7.299	5.862	1.499	14.295	594	80.27	28.62
2/28 ARM - 2 Yr IO	24	0	7.313	5.833	1.500	14.313	664	83.68	3.69
		12	7.232	5.830	1.500	14.232	649	80.77	0.82
		24	6.629	5.824	1.500	13.629	643	83.34	15.28
2/28 ARM - 5 Yr IO	60	0	7.208	5.824	1.500	14.208	668	80.06	0.72
		12	6.612	5.700	1.500	13.612	615	84.88	0.07
		24	6.553	5.786	1.500	13.553	643	81.98	2.36
3/27 ARM	0	0	7.175	5.750	1.492	14.147	628	80.01	1.64
		12	7.239	4.689	1.500	14.239	611	83.65	0.11
		24	7.000	5.600	1.500	14.000	590	85.01	0.04
		36	7.285	5.765	1.500	14.285	608	82.45	1.32
3/27 ARM - 3 Yr IO	36	0	7.029	5.779	1.500	14.029	668	83.08	0.75
		12	7.183	5.486	1.500	14.183	634	81.16	0.07
		24	6.814	5.668	1.500	13.814	636	82.56	0.04
		36	6.522	5.750	1.500	13.522	636	83.00	1.33
3/27 ARM - 5 Yr IO	60	0	6.898	5.766	1.500	13.898	641	81.99	1.07
		12	6.924	5.082	1.500	13.924	709	82.77	0.05
		24	6.775	4.000	1.500	13.775	665	80.00	0.01
		36	6.351	5.791	1.500	13.351	650	81.78	1.05
5/25 ARM	0	0	7.224	5.850	1.500	14.224	605	74.89	0.22
		12	7.066	5.855	1.500	14.066	662	74.84	0.07
		24	6.625	5.550	1.500	13.625	739	90.00	0.01
		36	6.763	5.957	1.500	13.763	627	73.66	0.50
5/25 ARM - 7 Yr IO	84	0	7.700	5.800	1.500	14.700	685	80.00	0.02
Fixed Rate	0	0	8.191	0.000	0.000	0.000	625	83.12	5.39
		12	7.177	0.000	0.000	0.000	643	78.53	1.86
		24	9.764	0.000	0.000	0.000	652	97.61	1.90
		36	6.930	0.000	0.000	0.000	632	77.68	13.59
Grand Total:			7.249	5.824	1.498	14.174	622	81.31	100.00

11 Madison Avenue
New York, New York 10010
www.csfb.com

Disclaimer:All data provided by New Century. This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.